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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form F-1 of our reports dated March 9, 2002 except as to the subsequent event in Note 23 which is as of May 17, 2002, relating to the financial statements and financial statement schedules of Converium Holding AG which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ Lukas Marbacher                                              /s/ Andrew Hill
Lukas Marbacher                                                  Andrew Hill

PricewaterhouseCoopers LLP

Zurich
12 November, 2002